Exhibit 8.01

Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation	Name Under Which the Subsidiary Does Business	Ownership Interest
Viva Negocio Inmobiliario S.A.	Peru	Viva	Aenza owns 56.21%; Cumbra owns 43.32%

Cumbra Perú S.A.	Peru	Cumbra	Aenza owns 98.87%

Concesionaria La Chira S.A.	Peru	La Chira	Aenza owns 50.0%

Concesión Canchaque S.A.C	Peru	Canchaque	Aenza owns 99.96%; Concar owns the remaining 0.04%

Concar S.A.C	Peru	Concar	Aenza owns 99.9983%, Cumbra owns the remaining 0.0012%

UNNA Energía S.A.	Peru	UNNA Energía	Aenza owns 95.0%

Tren Urbano de Lima S.A.	Peru	Tren Urbano de Lima	Aenza owns 75.0%

Norvial S.A.*	Peru	Norvial	Aenza owns 67.0%

Survial S.A.C	Peru	Survial	Aenza owns 99.9950%; Concar owns the remaining 0.0050%

CAM Holding SPA	Peru	CAM Holding	Aenza owns 100%

Cumbra Ingeniería S.A.	Peru	Cumbra Ingeniería	Aenza owns 89.4%

ECOTEC S.A.C.	Peru	ECOTEC	Cumbra Ingeniería owns 99.99%

Construyendo País	Peru	Construyendo País	Cumbra owns 99.99%

Vial y Vives – DSD S.A.	Chile	Vial y Vives	Cumbra owns 94.49%

Inmobiliaria Almonte S.A.C.	Peru	Almonte	Viva owns 50.45%

Almonte 2 S.A.C.	Peru	Almonte 2	Viva owns 50.45%

Inmobiliaria Pezet 417 S.A.C.	Peru	Pezet 417	Viva owns 99.90%

GMVBS S.A.	Peru	GMVBS	Viva owns 50.00%

Las Lomas S.A.C.	Peru	Las Lomas	Viva owns 99.99%

Proyectos Inmobiliarios Consultores S.A.	Perú	PICSA	Viva owns 92.42%

Morelco S.A.S	Colombia	Morelco	Cumbra owns 70.00%

Concesionaria Vía Expresa Sur S.A.	Peru	VESUR	Aenza owns 99.98%; Cumbra owns the remaining 0.02%

Agenera S.A.C.	Perú	Agenera	Aenza owns 99.00%; Cumbra owns the remaining 0.99%.

GyM Colombia S.A.S.	Colombia	GyM Colombia	Aenza owns 66.20%, Cumbra owns the remaining 33.80%

Negocios de Gas S.A.	Peru	Negocios de Gas	Aenza owns 99.99%; Cumbra owns the remaining 0.01%.

Qualys S.A. (Previously Generadora Arabesco S.A.)	Perú	Qualys	Aenza owns 100.00%,

Adexus S.A.	Chile	Adexus	Aenza owns 100.00%,

Recaudo Lima S.A.	Perú	Recaudo Lima	Aenza owns 70.00%,

Promotora Larco Mar S.A.	Perú	Promotora Larco Mar	Aenza owns 46.55%

TGNCA S.A.	Perú	TGNCA	Aenza owns 99.93%

Billetera Electrónica de Transporte Lima S.A.C.	Perú	BETL	Aenza owns 95.5%

GyM Chile SpA	Chile	GyM Chile SPA	Cumbra owns 100%

Gestión de Soluciones Digitales S.A.C.	Perú	GSD	Aenza owns 100%

Larcomar S.A.	Perú	Larcomar	Aenza owns 79.66%

Promotores Asociados de Inmobiliaria S.A.	Perú	Promotores Asociados de Inmobiliaria	Aenza owns 99.99%

Oiltanking Andina Services S.A.	Perú	OTAS	UNNA Energía owns 50.00%

UNNA Infraestructura S.A.C.	Perú	UNNA	Aenza owns 99.90%

*

In June 2018, the company assigned economic rights over 48.8% of the share capital of Norvial to Inversiones en Autopistas S.A. by transferring its Class B shares of Norvial. The company continues to possess 67% of the voting rights of Norvial and an economic interest of 18.2% of Norvial’s share capital. JJC Contratistas owns the remaining 33.0%.